UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 28, 2011

Commission File Number: 000-52387

American Telstar, Inc.
(Exact name of registrant as specified in its charter)

Nevada	84-1052279
(State or other jurisdiction of incorporation)	(IRS Employer Identification Number)

Fengshou Road West, Jiefang District, Jiaozuo, Henan Province, PRC 454000
(Address of principal executive offices)
011- 86-0391-3582676
(Registrant’s telephone number, including area code)
36 Mclean Street, Red Bank, New Jersey 07701
(Former name or former address if changed since the last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.03   AMENDMENTS TO ARTICLES OF INCORPORATION OR BYLAWS; CHANGE IN FISCAL YEAR

On March 28, 2011, American Telstar, Inc. (the “Company”) filed Articles of Merger with the Nevada Secretary of State (the “Merger Certificate”) to effectuate a merger of the Company’s wholly owned subsidiary, China Agricorp, Inc., with and into the Company pursuant to an Agreement and Plan of Merger dated as of February 22, 2011 between the two companies (the “Merger Agreement”) . In connection with the merger the name of the Company will be changed to China Agricorp, Inc. The merger and name change will become effective on April 8, 2011. Copies of the Merger Certificate and the Merger Agreement are attached hereto as Exhibits 3.1and 10.1, respectively.

In connection with the change of the Company’s name the Company applied to the Financial Industry Regulatory Authority (“FINRA”) for approval of its new name and FINRA approved the name change. The Company did not apply for a new ticker symbol for the Company’s common stock and upon the effectiveness of the merger the Company’s common stock will continue trading under its current symbol, “AMNN.OB.” Upon the effectiveness of the merger, the CUSIP number of the Company’s Common Stock will be changed from 03019V104 to 168934 107.

ITEM 9.01    FINANCIAL STATEMENTS AND EXHIBITS

(d)     Exhibits

EXHIBIT INDEX
Exhibit Number	Description
3.1	Articles of Merger filed with the Nevada Secretary of State on March 28, 2011
10.1	Agreement and Plan of Merger dated as of February 22, 2011 (attached to Articles of Merger filed as Exhibit 3.1 to this Current Report on Form 8-K)

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERICAN TELSTAR, INC.

Date: March 31, 2011

/s/ Feng Hexi

Chairman of the Board